UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Mark Benjamin’s LinkedIn Post

Nuance + Microsoft: Accelerating A Better Technological Future

Just about three years ago, we, at Nuance, saw that a new digital revolution was coming—one that would forever change the ways in which people work, live, and receive care. More than that, we saw our opportunity to help lead that change by building the world’s most advanced conversational AI solutions that deliver real and meaningful outcomes for those we serve. It is an audacious goal, for sure, but it is from which our shared Purpose and Value set was borne, and one that has set us on an incredible growth path as we strategically reoriented our company to focus on creating state-of-the-art solutions that support our global customer base across the healthcare, financial services, telecommunications, travel, retail, and government industries. Just as it did then, it is our shared Purpose and Values that continue to guide our decisions and motivate the work we do each and every day.

Our Executive Team and I could not be prouder of what we are achieving and the superior outcomes we are delivering to our customers. Whether it’s providing ambient clinical intelligence in collaboration with our EHR partners to dramatically reduce administrative burden and burnout for physicians while improving patient satisfaction, injecting real-time intelligence into radiology workflows, enhancing biometric security for banking customers, providing real-time intelligence for call center agents, improving the quality and efficiency of law enforcement reporting, or providing superior customer experiences through intelligent engagement across every channel while saving organizations millions of dollars, our accomplishments are nothing shy of inspiring. And, at the center of it all, is our driving force—our incredible employees. It’s their passion and hard work, their unwavering focus on our customers, and their ingenuity that continues to keep us at the cutting edge as we relentlessly advance our mission of amplifying our customers’ ability to help others.

With every advancement we make and every innovation we bring to market, we continue to see strong acceleration in the need for, and adoption of, our cloud-based solutions as our customers implement their digital transformation strategies to increase productivity, enhance user experience, and provide access to the right information, at the right time. It is clear that the industries we serve are at an inflection point, and they are trusting and relying on us to guide and support them in this new digital frontier. There truly has never been a greater need for our state-of-the-art solutions.

Harnessing our Collective Talents to Advance a Shared Purpose

In order to continue accelerating our mission and further fuel our innovation, we announced today that we are combining our operations and capabilities with Microsoft and have entered into an agreement to be acquired. Over the last 18 months, we have been partnering to jointly develop and deploy our DAX solution and, more recently, have been working together to deepen our shared footprint in our vertical markets, notably the financial services, telecommunications, travel, retail, and government industries. Our growing partnership has made it very clear to both Nuance and Microsoft that we truly share the same passion, vision, and values for creating technology that positively changes how people work.

In addition to the new opportunities our complementary technology will create, this combination also offers a critical opportunity to deliver meaningful and certain value to our shareholders who have driven and supported us on our journey, as we truly are entering an exciting phase that will enable us to take our solutions to a new level. Together, Nuance and Microsoft will accelerate innovation and continue to advance the next generation of conversational AI solutions as we mutually gain even greater focus, highly specialized resources, and global scale to better serve our customers. Microsoft is an innovation powerhouse known for its advanced AI and expansive, secure, horizontal Cloud platform that is trusted and used by companies with complex needs to fuel their most state-of-the-art applications worldwide. Nuance is a globally recognized and trusted leader that provides deeply verticalized cutting-edge conversational AI technology to solve complex, industry-specific challenges, which is why we serve 85% of the Fortune 100, and more than 10,000 healthcare organizations, including more than 550,000 clinicians. And, we are both recognized for our unwavering commitment to constructing our products and platforms with the highest standards of data privacy, security, and compliance in mind to ensure our customers’ and partners’ success. Together, we will use our combined breadth and depth of knowledge, shared purpose, collective talents, and tight alignment of resources and structure to drive profound and positive difference in the lives of others.

Leading the Evolution of Healthcare at a Pivotal Time to Achieve More

Few could have predicted the dramatic and permanent changes resulting from the last 12 months as the pandemic turbocharged many of the digital transformation trends already underway. While many of these, such as telehealth, are eliminating prior obstacles in care pathways, they are also simultaneously creating unintended new hurdles for care delivery and workflows and exacerbating clinician burnout, which is already at an all-time high. As a result, there is an incredible demand for digital platforms that reduce administrative burdens, ensure accurate documentation and financial integrity, open the digital front door, and improve the quality of life for healthcare professionals and the overall patient experience. We have been tackling these challenges head-on for nearly two decades and have built the most advanced and widely-adopted portfolio of voice-enabled, AI-driven solutions to unlock productivity, improve experiences, and transform how work is done—and this is a mission we will continue to advance. Together, Nuance and Microsoft will be well positioned to seize the significant opportunity to help transform healthcare delivery to create a more sustainable future, applying the latest advances in AI and cloud technologies to enable more personal, affordable, effective, and accessible care. As a result, we can improve the patient experience and the day-to-day life of frontline healthcare workers everywhere—and empower our EHR and extended partner ecosystem throughout healthcare to do the same.

Staying Ahead of the Curve to Rapidly Change the Future of Work Through Digital Transformation

The world of work has completely changed and most business is now conducted through digital platforms leveraging the latest advancements in cloud infrastructure and security—and the surface has only been scratched on these digital transformation opportunities. Combining the full power of Microsoft’s global scale and infrastructure with our highly complementary, deeply verticalized conversational AI applications will greatly advance Microsoft’s Intelligent Cloud strategy across the financial services, telecommunications, travel, retail, and government industries. Additionally, we will be able to further accelerate our cloud-based solutions, both domestically and internationally, and complement Microsoft’s existing intelligent engagement portfolio with our IVR, virtual assistants, digital messaging, and biometric solutions.

Two Trusted Partners Coming Together to Advance the Future

We believe the combination of our two companies will, over the long term, accelerate innovation and value as we intensify our industry focus at scale to provide even better outcomes for our customers. The Nuance Executive Team, Board of Directors, and I, along with Satya Nadella, Microsoft’s Executive Team, and Board of Directors, are confident that, together, we can positively change the world by empowering others with technology that helps them achieve even more!

Additional Information and Where to Find It

In connection with the transaction, Nuance Communications, Inc. (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investors.nuance.com) or by writing to Nuance Communications, Investor Relations, 1 Wayside Road, Burlington, Massachusetts, 01803.

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on December 17, 2020. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Nuance, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Nuance’s business and the price of the common stock of Nuance, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Nuance and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Nuance’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Nuance or Microsoft and potential difficulties in Nuance employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Nuance’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against Nuance related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Nuance’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Nuance’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Nuance file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Nuance assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.